                                                                    Exhibit 4.19

                               DEPRENYL USA, INC.
                            a New Jersey corporation
                        NON-TRANSFERABLE CLASS B WARRANT

   Class B
   Warrant                                                   Number of
Certificate No.                                              Warrants
---------------                                              --------
       1                                                     350,000


THIS CERTIFIES THAT, for value received

          D. GEOFFREY SHULMAN, MD, FRCPC

or registered assigns (the "Registered Holder") is the owner of the number of Non-transferable Class B Warrants (the "Class B Warrants") specified above. Each Class B Warrant initially entitles the Registered Holder to purchase subject to the terms and conditions set forth in this Class B Warrant Certificate (the "Certificate) one (1) fully paid and non-assessable share of Common Stock, no par value, of Deprenyl USA, Inc., a New Jersey corporation (the "Company"), at any time prior to the Expiration Date (as hereinafter defined) upon the presentation and surrender of the Certificate with the Subscription Form attached hereto duly executed at the corporate offices of the Company, 378 Roncesvalles Avenue, Toronto, Ontario M6R 2M7, CANADA, accompanied by payment of the Canadian dollar equivalent on the date of issue of this Certificate of U.S. $6.00 per share of Common Stock based on the Bank of Canada's noon rate of exchange on such date (the "Class B Warrant Exercise Price") in lawful money of Canada in cash or by official bank or certified check made payable to the Company. The Company may, at its election, reduce the purchase price, subject to any applicable regulatory requirements.

     This Certificate and each Class B Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth herein.

     These Class B Warrants are non-transferable and will not be listed or included for trading by the Company on any stock exchange or other organized market for securities.

     In the event of a merger, consolidation, reclassification, recapitalization, or other similar transaction, the Class B Exercise Price or the number of shares of Common Stock subject to purchase upon the exercise of each Class B Warrant represented hereby are subject to modification or adjustment, as set forth in the agreement dated January 17, 1992 between the Company and its warrant agent, American Stock Transfer and Trust Company (the "Warrant Agreement"),

     The Class B Warrants represented hereby are exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued and the Registered Holder understands and agrees that such holder will not be entitled to any cash payment or other form of compensation in respect of a fractional share of Common Stock that might otherwise have been issued. In the case of the exercise of less than all the Class B Warrants represented hereby, the Company shall cancel this Certificate upon the surrender hereof and shall execute and deliver a new Class B Warrant Certificate or Class B Warrant Certificates of like tenor for the balance of such Class B Warrants.

     The term "Expiration Date" shall mean 5:00 p.m., Eastern Standard Time, on January 29, 1997. If such date shall in the State of New York or the Province of Ontario be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m., Eastern Standard Time, the next following day which in the State of New York and the Province of Ontario is not a holiday or a day on which the banks are authorized to close. The Company may at its election extend the Expiration Date, subject to any applicable regulatory requirements.

     The Company shall not be obligated to deliver any securities pursuant to the exercise of any Class B Warrants represented hereby in the United States unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has consented and agreed that it will use its reasonable best efforts to file a registration statement and to cause the same to become effective and to keep such registration statement current while any of the Class B Warrants are outstanding. Any Class B Warrant represented hereby shall not be exercisable by a Registered Holder in any state of the United States or province of Canada where such exercise would be unlawful.

     Prior to the exercise of any Class B Warrant represented hereby, the Registered Holder shall not be entitled to any rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions and shall not be entitled to receive any notice of any proceedings of the Company except as provided by the Warrant Agreement.

     Prior to due presentment for registration hereof, the Company may deem and treat the Registered Holder as the absolute owner hereof and of each Class B Warrant represented hereby, (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary.

     This Certificate shall be governed by and construed in accordance with the laws of the State of New Jersey.

     This Certificate is not valid unless countersigned by the President of the Company and attested by the Secretary or Assistant Secretary.

     The Company may delegate its duties as warrant agent hereunder to such other company engaged in the business of corporate stock transfer as the Company sees fit. The Company will give notice of such delegation to the Registered Holder at his last known address.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                                         DEPRENYL USA, INC.

                                         By: s/D. Geoffrey Shulman
                                             -----------------------------------
                                             D. Geoffrey Shulman, President

                                         By: s/Edward L. Foster
                                            ------------------------------------
                                             Edward L. Foster, Secretary

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                      in Order to Exercise Class B Warrants

     The undersigned Registered Holder hereby irrevocably elects to exercise, upon the terms and subject to the conditions set forth herein and in the Warrant Agreement dated *, 1992, Class B Warrants represented by this Class B Warrant Certificate and to purchase the securities issuable upon the exercise of such Class B Warrants, and requests that certificates for such securities shall be issued in the name of

           (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     (please print or type name and address)

and be delivered to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     (please print or type name and address)

and if such number of Class B Warrants shall not be all the Class B Warrants evidenced by this Class B Warrant Certificate, that a new Class B Warrant Certificate for the issuance of such Class B Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

     In full payment of the Purchase Price with respect to the Class B Warrants exercised, the undersigned hereby tenders payment of $__________ in cash or by official bank or certified check, payable in United States currency to the order of Deprenyl USA, Inc., and undertakes to provide to the Warrant Agent any additional tax or charge within five (5) business days hereof.

Dated:                                      X
      ------------------------               -----------------------------------
                                                (Signature)

Certificate Nos:
                                             -----------------------------------
                                                (Name - Please Print)


-----------------------------------          -----------------------------------
Number of Warrants                           (Address)


-----------------------------------          -----------------------------------
                                               Taxpayer Identification Number


                                                  ------------------------------
                                                        Signature Guaranteed


                                                  ------------------------------

                                   ASSIGNMENT

                     To Be Executed by the Registered Holder
                       in order to Assign Class B Warrants

 FOR VALUE RECEIVED,___________________hereby sells, assigns, and transfers unto


           (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     (please print or type name and address)


________________________of the Class B Warrants represented by this Class B Warrant Certificate, and hereby irrevocably constitutes and appoints

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Attorney to transfer this Class B Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:                                           X
      ------------------------                    ------------------------------
                                                     (Signature)


Certificate Nos:                                  ------------------------------
                                                     (Name - Please Print)

------------------------------

Number of Warrants                                ------------------------------
                                                     (Address)

------------------------------                    ------------------------------
                                                  Taxpayer Identification Number


                                                  ------------------------------
                                                            Signature Guaranteed


                                                  ------------------------------

THE SIGNATURE TO THIS ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS CLASS B

WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE, MIDWEST STOCK EXCHANGE, OR TORONTO STOCK EXCHANGE.